EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2008, with respect to the financial statements and supplemental schedule of the IC Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Navistar International Corporation on Form S-8 (File No. 333-73392, effective November 15, 2001).

/s/    Grant Thornton LLP

GRANT THORNTON LLP

Chicago, Illinois

June 23, 2008

F-20